Exhibit 99.1

GlassBridge Reports Fourth Quarter 2017 Financial Results

Q4 YOY Net Loss Reduced by 83.6%

Oakdale, Minnesota – (PR Newswire) – March 30, 2018 – GlassBridge Enterprises, Inc. (OTCQX: GLAE) (“GlassBridge”, the “Company” or “we”) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2017.

Overview

Over the past year, we have repositioned the resources of the Company to develop our asset management business. We currently have two distinct focuses within our asset management business: technology-focused alternative asset management driven by quantitative trading strategies, and venture capital and private equity opportunities through our joint venture with Roc Nation. Within our quantitative strategy, we seeded the first investment vehicle managed by our investment adviser subsidiary GlassBridge Asset Management, LLC (“GBAM”). We were able to secure initial third party investment in Q4 2017. Consistent with our original business plan, we believe that ongoing improvements within the quantitative trading space – and the growing sophistication related to processing large quantities of market data – allow us to remain well positioned to capture assets looking to benefit from this investment area. GlassBridge continues to engage in discussions globally with a number of strategic investors regarding our product offerings, and we have had some success curating our multiple sub-strategies into a product that matches an investor’s needs. We continue to endeavor to work towards examining other distribution platforms including liquid alternatives in the U.S. and abroad. In addition to our technology-driven quantitative strategy, our asset management initiatives include our private equity business. As we announced earlier this year, we entered into a strategic partnership called “ARRIVE” with Primary Venture Partners and Roc Nation, a global sports and entertainment management organization. This partnership already has led to a number of proprietary business opportunities and transactions that have already added value to GlassBridge. We continue to evaluate and pursue both venture capital and private equity opportunities arising out of the ARRIVE partnership. ARRIVE has made a number of investments since it was launched earlier this year and continues to see strong deal flow and partnership opportunities. Together, GlassBridge’s quantitative trading strategies and the ARRIVE transactions offer clients and investors of GlassBridge a differentiated product offering within some of the most attractive areas of the asset management industry, and consistent with our business plan, we will continue to grow the asset management business in a measured way over the coming quarters.

While encouraged by the progress in our asset management business, we were disappointed that our partially owned data storage business (the “Nexsan business”) did not meet our expectations. We closed a transaction in January 2017 with NXSN Acquisition Corp. (together with its subsidiaries, “NXSN”), an affiliate of Spear Point Capital Management LLC (“Spear Point”), pursuant to which all of the issued and outstanding common stock of the Nexsan business was sold to NXSN in exchange for 50% of the issued and outstanding common stock of NXSN and a $25 million senior secured convertible promissory note. Prior to the consummation of the NXSN Transaction, we contributed all of the issued and outstanding stock of Connected Data, Inc. (“CDI”) to Nexsan Corporation (“Nexsan”). The NXSN Transaction was designed to provide for third-party investment in our data storage business to enhance its growth, minimize the need to make the investment ourselves, and preserve the potential for equity value upside. While the results of the NXSN Transaction initially met our expectations, Spear Point’s management of and investment in NXSN proved to be both inadequate and in violation of the NXSN Transaction agreements. Accordingly, in November 2017, we invoked the rights resulting from such violations to exercise the voting rights created thereby and re-take management control of the Nexsan business to prevent further damages.

In the last few months, we have taken swift action to stabilize the Nexsan business and to minimize cash burn. These actions included (1) installing a new leadership team and significantly reducing the executive compensation; (2) Glassbridge providing a revolving credit facility to Nexsan; (3) restoring confidence with our employees, key customers and key suppliers; (4) eliminating the Transporter engineering team, which is not critical to the Company’s go-forward strategy; (5) scaling back discretionary spending in consulting, travel & expense and marketing programs; (6) eliminating money losing products; and (7) improving working capital efficiency. Despite all of the challenges, our Q4 2017 operating loss decreased by approximately 36% from the prior quarter and revenue was stabilized. We expect Nexsan operating results will be further improved, if not profitable, in Q1 2018.

In order to thrive, Nexsan must carve out a market niche in which it can compete and generate high margin SaaS (software as a service) revenue. Nexsan has always been much more than a block storage company.  Now, Nexsan has an opportunity to position itself as a storage solutions provider to the increasingly critical, complex and evolving archival market segment.  Nexsan’s Assureon product offerings are unique and particularly well suited to address one of the fastest growing segments of the storage market – Secured Archive Data Management. The next significant evolution of Assureon is well underway. New features will enable our customers to manage cloud and on-premises data storage seamlessly with proprietary software. As Nexsan works to grow its Assureon cloud management capability, it is also getting “back to basics” in other areas of the business.  This means doing fewer things, but doing them better and more efficiently. Nexsan is in a highly competitive data storage business and may require additional funding. Though Nexsan is now in a better position, it is not out of the woods yet. We will continue to explore options to preserve corporate cash and to protect our shareholder value.

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Overview of Financial Results

GlassBridge’s revenue for Q4 2017 was $8.8 million, down 22.1 percent from Q4 2016. All of the Q4 2017 revenue was attributable to our Nexsan business. There was no revenue generated by our asset management business in the quarter. Our gross margins improved from 45.1 percent in Q4 2016 to 47.7 percent in Q4 2017. Selling, general and administrative expenses declined by $1.7 million, or 23.3 percent year-over-year. Operating loss from continuing operations increased from $5.1 million to a loss of $10.5 million in Q4 2017. Loss from discontinued operations decreased from $9.8 million to a loss of $0.2 million in Q4 2017. Our cash balance and short term investments totaled $9.5 million as of December 31, 2017.

Detailed Q4 2017 Results

The following financial results are for the current and prior period unless otherwise indicated. Included within the following financial results are our continuing operations, including the corporate holding company, our asset management business and our partially-owned data storage business accounted for using the variable interest entity method as further described in our Annual Report on Form 10-K for the year ended December 31, 2017.

Net revenue for Q4 2017 was $8.8 million, down 22.1 percent from Q4 2016. This was largely due to the market decline in the block hard drive disk and hybrid flash storage arrays market sectors, which affected sales of certain of the products sold by our Nexsan business.

Gross margin for Q4 2017 was 47.7 percent, a 2.6 percent increase from Q4 2016. The increase was primarily driven by production cost improvements and product mix changes.

Selling, general and administrative expenses in Q4 2017 were $5.6 million, down 23.3 percent from Q4 2016. The decrease was primarily due to the headcount reductions in Nexsan executive team, sales and marketing departments.

Research and development (“R&D”) expenses in Q4 2017 were $1.6 million, compared to $2.4 million in Q4 2016, primarily due to due to the headcount reductions in Nexsan California engineering team.

GBAM Fund expenses were $0.2 million in Q4 2017 compared to none in Q4 2016. GBAM Fund expenses include general and administrative expenses for our investment vehicle launched at the end of the second quarter in 2017 (the “GBAM Fund”).

Goodwill and intangible assets impairment were $3.8 million and $2.7 million, respectively, in Q4 2017 compared to none in Q4 2016. Impairment charges were driven by management’s decision to stop investing in Transporter technology which came from the acquisition of CDI.

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Special charges were $0.8 million in Q4 2017 compared to $0.5 million in Q4 2016. The Q4 2017 charges were primarily related to Nexsan non-cash asset write off.

Operating loss from continuing operations was $10.5 million in Q4 2017 compared to a loss of $5.1 million in Q4 2016.

Net gains from GBAM Fund activities were $0.2 million in Q4 2017 compared to none in Q4 2016. Net gains from GBAM Fund activities include income or loss associated with our proprietary investment in the GBAM Fund, which was launched at the end of the second quarter in 2017.

Income tax benefit was $2.3 million in Q4 2017 compared to an income tax provision of $2.4 million in Q4 2016. The change was primarily due to recording a U.S. tax refund receivable attributable to the elimination of the corporate alternative minimum tax by U.S. federal tax reform legislation enacted in 2017. We expect to receive the first 50% of the refund in the first half of 2019 and the remaining 50% of the refund in the first half of 2020.

Discontinued operations had a loss (after tax) in Q4 2017 of $0.2 million compared with a loss (after tax) of $9.8 million in Q4 2016. The loss in Q4 2016 was primarily due to a one-time legal accrual. Discontinued operations include the results of the IronKey business, which was divested in February 2016, and the legacy businesses we exited.

Net loss excluding non-controlling interest was $3.5 million for Q4 2017 compared to a net loss of $21.4 million in Q4 2016.

Loss per share from continuing operations attributable to GlassBridge common stockholders was $0.66 in Q4 2017 compared with a loss per share of $3.22 in Q4 2016 based on weighted average shares outstanding of 5.0 million and 3.6 million, respectively (adjusted to give effect to the February 2017 1:10 reverse stock split).

Cash and short-term investments balance was $9.5 million (including $0.1 million cash of our variable interest entity as further described in the Annual Report on Form 10-K for the year ended December 31, 2017) as of December 31, 2017, down by $8.9 million during Q4 2017, primarily driven by operating loss and litigation settlement payments.

Full Year 2017 Summary

For the twelve months ended December 31, 2017, GlassBridge reported net revenue of $36.5 million, down 17.2 percent compared with the twelve months ended December 31, 2016. Operating loss from continuing operations totaled $29.3 million for the twelve months ended December 31, 2017, including special charges of $1.9 million, goodwill and intangible assets impairment of $6.5 million, and a basic and diluted loss per share from continuing operations of $2.70. For the twelve months ended December 31, 2016, GlassBridge reported net revenue of $44.1 million, an operating loss from continuing operations of $35.0 million, including special charges of $7.6 million, and a basic and diluted loss per share from continuing operations of $10.76.

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Webcast and Replay Information

A teleconference is scheduled for 10:00 a.m. Eastern Time today, March 30, 2018, and will be available on the Internet on a listen-only basis at:

https://www.webcaster4.com/Webcast/Page/1401/25178

A digital recording of this teleconference will be available for replay at 12:00 p.m. Eastern Time on March 30, 2018 and will be accessible via the replay number listed below until April 6, 2018.

For your convenience, you will also be able to access the recording online at:

https://www.webcaster4.com/Webcast/Page/1401/25178

Digital Recording Replay Numbers:

U.S. Toll Free:	877-344-7529
International Toll:	412-317-0088
Canada Toll Free:	855-669-9658
Replay Access Code:	10118463

All remarks made during the teleconference will be current at the time of the call and the replays will not be updated to reflect any subsequent developments.

Description of Tables

Table One -- Consolidated Statements of Operations

Table Two -- Consolidated Balance Sheets

Table Three -- Supplemental Segment and Product Information

Table Four -- Additional Information

About GlassBridge Enterprises

GlassBridge Enterprises, Inc. (OTCQX: GLAE) is a holding company. We actively explore a diverse range of new, strategic asset management business opportunities for our portfolio. The Company's wholly-owned subsidiary, GBAM, is an investment advisor focused on technology-driven and quantitative strategies and other alternative investment strategies. Our partially-owned subsidiary NXSN Acquisition Corp. operates a global enterprise data storage business through its subsidiaries. For more information, please visit GlassBridge’s website at www.glassbridge.com.

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Forward-Looking Statements

Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, revenues, expenses or other future financial or business performance or strategies, our share repurchase program, the launch of our asset management business and the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to a wide range of risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include various factors set forth from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including the following: our need for substantial additional capital in order to fund our business; our ability to realize the anticipated benefits of our restructuring plan and other recent significant changes; the negative impacts of our delisting from the NYSE, including reduced liquidity and market price of our common stock and the number of investors willing to hold or acquire our common stock; significant costs relating to pending and future litigation; our ability to attract and retain talented personnel; the structure or success of our participation in any joint investments; risks associated with any future acquisition or business opportunities; our need to consume resources in researching acquisitions, business opportunities or financings and capital market transactions; our ability to integrate additional businesses or technologies; the impact of our reverse stock split on the market trading liquidity of our common stock; the market price volatility of our common stock; our need to incur asset impairment charges for intangible assets and goodwill; significant changes in discount rates, rates of return on pension assets and mortality tables; our reliance on aging information systems and our ability to protect those systems against security breaches; our ability to integrate accounting systems; changes in European law or practice related to the imposition or collectability of optical levies; changes in tax guidance and related interpretations and inspections by tax authorities; our ability to raise capital from third party investors for our asset management business; the efforts of key personnel of the Clinton Group, Inc. (“Clinton”) and the performance of Clinton’s overall business; our ability to comply with extensive regulations relating to the launch and operation of our asset management business; our ability to compete in the intensely competitive asset management business; the performance of any investment funds we sponsor or accounts we manage, including any fund or account managed by Clinton; difficult market and economic conditions, including changes in interest rates and volatile equity and credit markets; our ability to achieve steady earnings growth on a quarterly basis in our asset management business; the significant demands placed on our resources and employees, and associated increases in expenses, risks and regulatory oversight, resulting from the potential growth of our asset management business; our ability to establish a favorable reputation for our asset management business; the lack of operating history of our asset manager subsidiary and any funds that we may sponsor; our ability to realize the anticipated benefits of the third-party investment in our partially-owned data storage business; decreasing revenues and greater losses attributable to our partially-owned data storage products; our ability to quickly develop, source and deliver differentiated and innovative products; our dependence on third parties for new product introductions or technologies; our dependence on third-party contract manufacturing services and supplier-provided parts, components and sub-systems; our dependence on key customers, partners and resellers; foreign currency fluctuations and negative or uncertain global or regional economic conditions; and other risks and uncertainties set forth in our filings with the SEC. We assume no obligation to update forward-looking statements except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Disclaimers

This press release does not constitute an offer to sell or a solicitation to buy any securities or otherwise invest in any investment vehicle managed, advised or coordinated by GBAM (collectively, the “GlassBridge Vehicle”), and may not be relied upon in connection with any investment or offer or sale of securities. Any such offer or solicitation may only be made pursuant to the current Confidential Private Offering Memorandum (or similar document) for any such GlassBridge Vehicle, which is provided only to qualified offerees and which should be carefully reviewed prior to investing. GBAM is a newly formed entity and the GlassBridge Vehicles are currently either in formation state or have recently launched. GBAM is registered as an investment adviser with the SEC under the U.S. Investment Advisers Act of 1940, as amended, or under similar state laws, and nothing in this press release constitutes investment advice with respect to securities.

For Further Information

Stockholders of GlassBridge Enterprises, Inc. – Danny Zheng, Interim CEO, Chief Financial Officer, (651) 704-4311; Prospective Investors in GlassBridge Vehicles – Robert Picard, Senior Managing Director, (732) 939-9000.

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Table One

GLASSBRIDGE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except for per share amounts)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2017	2016	2017	2016
Net revenue	$8.8	$11.3	$36.5	$44.1
Cost of goods sold	4.6	6.2	19.8	24.7
Gross profit	4.2	5.1	16.7	19.4

Operating expenses:
Selling, general and administrative	5.6	7.3	29.0	34.9
Research and development	1.6	2.4	8.1	11.9
GBAM Fund expenses	0.2	-	0.5	-
Goodwill impairment	3.8	-	3.8	-
Intangible assets impairment	2.7	-	2.7	-
Restructuring and other	0.8	0.5	1.9	7.6
Total operating expenses	14.7	10.2	46.0	54.4

Operating loss from continuing operations	(10.5)	(5.1)	(29.3)	(35.0)

Other income (expense):
Interest income	-	-	-	0.2
Net gains from GBAM Fund activities	0.2	-	1.2	-
Other income (expense), net	-	(4.1)	(0.6)	(4.9)
Total other income (expense)	0.2	(4.1)	0.6	(4.7)

Loss from continuing operations before income taxes	(10.3)	(9.2)	(28.7)	(39.7)

Income tax benefit (provision)	2.3	(2.4)	5.8	(0.1)

Loss from continuing operations	(8.0)	(11.6)	(22.9)	(39.8)

Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	(0.2)	(11.2)	4.3	(13.4)
Gain on sale of discontinued businesses, net of income taxes	-	1.4	-	3.8
Reclassification of cumulative translation adjustment	-	-	-	(75.8)
Income (loss) from discontinued operations, net of income taxes	(0.2)	(9.8)	4.3	(85.4)

Net loss including noncontrolling interest	(8.2)	(21.4)	(18.6)	(125.2)
Less: Net loss attributable to noncontrolling interest	(4.7)	-	(10.2)	-
Net loss attributable to GlassBridge Enterprises, Inc.	$(3.5)	$(21.4)	$(8.4)	$(125.2)

Income (loss) per common share attributable to GlassBridge common shareholders - basic and diluted:
Continuing operations	$(0.66)	$(3.22)	$(2.70)	$(10.76)
Discontinued operations	(0.04)	(2.72)	0.91	(23.08)
Net loss	$(0.70)	$(5.94)	$(1.79)	$(33.84)

Weighted average shares outstanding:
Basic and diluted	5.0	3.6	4.7	3.7

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Table Two

GLASSBRIDGE ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents (1)	$8.8	$10.0
Short term investments	0.7	22.0
Accounts receivable, net (1)	5.8	7.7
Inventories	3.5	4.1
Other current assets	2.1	3.2
Current assets of discontinued operations	0.5	10.5

Total current assets	21.4	57.5

Property, plant and equipment, net	0.8	2.8
Intangible assets, net	8.2	3.4
Goodwill	-	3.8
Other assets	6.9	1.0
Non-current assets of discontinued operations	2.9	2.8

Total assets	$40.2	$71.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6.1	$7.1
Other current liabilities	16.7	16.0
Current liabilities of discontinued operations	5.3	39.7

Total current liabilities	28.1	62.8
Other liabilities	29.7	29.4
Other liabilities of discontinued operations	9.1	4.4

Total liabilities	66.9	96.6

Shareholders' deficit:
Total GlassBridge Enterprises, Inc. shareholders' deficit	(22.0)	(25.3)
Noncontrolling interest	(4.7)	-
Shareholders' deficit	(26.7)	(25.3)

Total liabilities and shareholders' deficit	$40.2	$71.3

(1) Includes cash and accounts receivable of our partially owned data storage subsidiary accounted for using the variable interest entity (VIE) method as further described in our Annual Report on Form 10-K for the year ended December 31, 2017.

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Table Three

GLASSBRIDGE ENTERPRISES, INC.

SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION

(Dollars in millions)

(Unaudited)

	Three months ended December 31,		Three months ended December 31,
	2017		2016		% Change
	Revenue	% Total	Revenue	% Total
Nexsan	$8.8	100%	$11.3	100.0%	-22.1%
Asset Management	-	0.0%	-	0.0%	NM
Total	$8.8	100.0%	$11.3	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(1.6)	-18.2%	$(3.2)	-28.3%	-50.0%
Asset Management	(1.4)	NM	-	NM	NM
Goodwill Impairment	(3.8)	NM	-	NM	NM
Intangible Assets Impairment	(2.7)	NM	-	NM	NM
Corp/Unallocated (1)	(1.0)	NM	(1.9)	NM	-47.4%
Total operating loss from continuing operations	$(10.5)	-119.3%	$(5.1)	-45.1%

	Net gains from GBAM Fund activities	OI %	Net gains from GBAM Fund activities	OI %
Asset Management (2)	$0.2	NM	$-	NM	NM

	Gross Margin	Gross Margin
Nexsan	47.7%	45.1%
Asset Management	NM	NM

	Twelve months ended December 31,		Twelve months ended December 31,
	2017		2016		% Change
	Revenue	% Total	Revenue	% Total
Nexsan	$36.5	100.0%	$44.1	100.0%	-17.2%
Asset Management	-	0.0%	-	0.0%	NM
Total	$36.5	100.0%	$44.1	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(12.0)	-32.9%	$(17.5)	-39.7%	-31.4%
Asset Management	(4.3)	NM	-	NM	NM
Goodwill Impairment	(3.8)	NM	-	NM	NM
Intangible Assets Impairment	(2.7)	NM	-	NM	NM
Corp/Unallocated (1)	(6.5)	NM	(17.5)	NM	-62.9%
Total operating loss from continuing operations	$(29.3)	-80.3%	$(35.0)	-79.4%

	Net gains from GBAM Fund activities	OI %	Net gains from GBAM Fund activities	OI %
Asset Management (2)	$1.2	NM	$-	NM	NM

	Gross Margin	Gross Margin
Nexsan	45.8%	44.0%
Asset Management	NM	NM

NM - Not Meaningful

(1) Corporate and unallocated operating loss includes costs which are not allocated to the business segment in management's evaluation of segment performance, such as litigation settlement expense, corporate expense and restructuring and other expenses.

(2) Net gains from GBAM Fund activities are included in management's evaluation for the asset management business which include income or loss associated with our investment vehicle launched at the end of the second quarter in 2017.

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Table Four

GLASSBRIDGE ENTERPRISES, INC.

ADDITIONAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Cash and Cash Flow Information - Continuing Operations	2017	2016	2017	2016

Cash and cash equivalents - end of period	$8.8	$10.0	$8.8	$10.0
Capital spending	$0.2	$0.2	$1.1	$0.8
Depreciation	$0.2	$-	$1.5	$1.4
Amortization	$0.7	$0.3	$2.6	$0.8

	December 31	December 31
Asset Utilization Information *	2017	2016

Days Sales Outstanding (DSO)	60	53
Days of Inventory Supply	93	83

Other Information

Approximate employee count as of December 31, 2017:		120
Approximate employee count as of December 31, 2016:		175
Book value per share attributable to GlassBridge Enterprises, Inc. as of December 31, 2017:		$(4.68)
Shares used to calculate book value per share (millions):		4.7

* These operational measures, which we regularly use, are provided to assist in the investor's further understanding of our operations.

Days Sales Outstanding is calculated using the count-back method, which calculates the number of days of most recent revenue that are reflected in the net accounts receivable balance.

Days of Inventory Supply is calculated using the current period inventory balance divided by an estimate of the inventoriable portion of cost of goods sold expressed in days.

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